SUB-ITEM 77Q3

AIM MODERATE ALLOCATION FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2008
FILE NUMBER: 811-2699
SERIES NO.: 12

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                       $ 10,470
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                       $ 2,217
        Class C                       $ 2,241
        Class R                       $ 489
        Class Y                       $ 23
        Institutional Class           $ -

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.3031
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        0.2124
        Class C                        0.2124
        Class R                        0.2730
        Class Y                        0.3103
        Institutional Class            0.3333

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        37,442
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                        10,947
        Class C                        11,265
        Class R                         1,802
        Class Y                            86
        Institutional Class                 1


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $7.87
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $7.85
        Class C                         $7.85
        Class R                         $7.87
        Class Y                         $7.87
        Institutional Class             $7.89